EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 9, 1996, which appears on page F-2 of Triton Energy Corporation's Annual Report to Stockholders, which is incorporated by reference in Triton Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP


Dallas, Texas
July 11, 1996